SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K




                                 CURRENT REPORT



                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934



Date of Report: October 21, 1998

                          COLORADO GOLD & SILVER, INC.
             (Exact name of registrant as specified in its charter)



 COLORADO                            0-10065                84-0820529
------------------                   -----------           -------------------
(State or other                     (Commission            (IRS Employer
jurisdiction of                     File Number)            Identification No.)
incorporation)

NEW ADDRESS:

10200 W. 44TH AVENUE, #400, WHEAT RIDGE                    80033
(Address of principal executive offices)                  (Zip Code)


Registrant's telephone number, including area code:(303) 422-8127

BROOKS  TOWER,  SUITE 8K, 10200 15TH STREET,  DENVER,  CO 80202
(Former name or former address, if changed since last report.)

Item 1.           CHANGES IN CONTROL OF REGISTRANT

         On October 14, 1998, Registrant entered into a Share Exchange Agreement with Contract Power, Inc. under which Registrant agreed to acquire all of the outstanding stock of Contract Power, Inc., a Corporation. The Agreement (attached as Exhibit No. 7.1 hereto) requires the issuance of thirty-five million two hundred eighty-two thousand six hundred (35,282,600) shares of common stock to Contract Power, Inc., a Colorado Corporation.

                  Thirty-five million two hundred eighty-two thousand six hundred shares constitutes 36% of the total shares outstanding of Registrant.

In addition, Contract Power, Inc., shareholders will receive warrants to purchase an additional 500,000 shares (post reverse split) @ $.01 per share.

Item 2.           ACQUISITION OR DISPOSITION OF ASSETS

                  The descriptions contained herein of the Agreements and the Acquisitions are qualified in their entirety by reference to the Agreement, dated as of October 14, 1998, by and among Registrant, Contract Power, Inc. and the shareholders of Contract Power, Inc., filed as Exhibits to this Form 8-K.

                  Registrant has agreed to acquire Contract Power, Inc., in consideration of the issuance of thirty-five million two hundred eighty-two thousand six hundred (35,282,600) shares of common stock of Registrant. The transaction was agreed to on October 14, 1998.

                  CONTRACT POWER, INC. was incorporated under the laws of the State of Colorado on June 10, 1998. The business purposes of the Company are to own and operate natural gas fueled electrical power generation units for demand feeders.


Item 3.           BANKRUPTCY OR RECEIVERSHIP

                  None.

Item 4.           CHANGES IN REGISTRANTS CERTIFYING ACCOUNTANT

                  None.

Item 5.           OTHER EVENTS


                  a.       NEW BUSINESS PLAN

         The registratnt will operate under a new business plan which is that of its newly acquired subsidy, Contract Power, Inc. Contract Power, Inc. was incorporated under the laws of the State of Colorado on June 10, 1998. The business purposes of the Company are to own and operate natural gas fueled electrical power generation units for demand feeders.

         CPI intends to use off-the shelf electrical power generation units that can use low-quality or "surplus" natural gas as fuel. This gas, which exists in a significant number of wells or is an unwanted by-product of oil extraction and refining operations, is not readily currently marketable. Its uselessness for conventional purposes results from one or both of the following: impurities that make it unacceptable for transfer by commercial pipelines, or location too far from existing high-pressure commercial pipeline gathering facilities. Much of this gas is vented or flared off in the production of oil or oil products.

         Revenue production is contingent on both the ability to offer reduced electricity rates to carefully selected users who are located near one of the potential sources of low-cost fuel and sales to distributive utilities who are encountering shortages. Although regulatory factors may aid appreciably in inducing potential customers to sign long-term power purchase agreements, CPI does not intend to depend upon such factors.

         In developing electric power generation systems by unconventional means, it is important to take advantage of all avenues of assistance. This is especially true of small businesses whose success depends upon making the most efficient use of venture capital. CPI will maximize its potential advantage in two arenas by assigning responsibilities as follows: (1) financing and administration plus normal operations by CPI, (2) research and computer modeling by outside consultants, and (3) marketing and sales through Delta Gas, Corp., a 49% owned affiliate of CPI. 51% of Delta Gas, Corp. is owned by the President of CPI, David Surgnier. Delta Gas, Corp. is a qualified small disadvantaged business.

     Delta Gas, Corp. provides this advantage as a small disadvantaged business to CPI. Sole source development efforts will be key to early efforts as the company establishes the viability of our program. In these efforts, Delta Gas, Corp. will normally be a subcontractor. As the work progresses and business becomes dominant, CPI will assume a progressively greater role, but Delta Gas, Corp. will retain major marketing responsibilities and will have specialized operating responsibilities as well. Although the advantages attainable through the Delta Gass Corp. affiliate will be extremely important, expecially in getting preferential treatment in the critical early stages of the growth cycle, management realizes that long-term success will depend upon maintaining a competitive economic advantage.

         Currently, neither CPI nor Delta Gas, Corp. have any contracts or revenues.

                  b.       CONTEMPLATED REVERSE SPLIT

         The Share Exchange Agreement contemplates that after the completion of the transaction, a 200 for 1 reverse split will be effected through a Special Meeting of Shareholders.

Item 6.           RESIGNATION OF DIRECTORS AND APPOINTMENT OF NEW DIRECTORS

         It is anticipated that new directors will be appointed after compliance with Section 14f of the Securities Exchange Act of 1934, and consummation of the transaction.

Item 7.          FINANCIAL STATEMENTS, PRO FORMA FINANCIAL STATEMENTS & EXHIBITS

         a.       None

         b.       Exhibits

                  7.1      Share Exchange Agreement


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 21, 1998                           Colorado Gold & Silver, Inc.


                                                 By:/s/M. R. Reeves
                                                 ---------------------------
                                                       M.R. Reeves, Secretary